Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations (collectively, “unaudited pro forma condensed combined financial information”) of Westmoreland Coal Company (“Westmoreland” or the “Company”) give effect to the following transactions as if they occurred on January 1, 2013 for the pro forma condensed combined statements of operations, and as if they occurred on September 30, 2014 for the pro forma condensed combined balance sheet:

•
the Company’s acquisition of Prairie Mines & Royalty ULC and Coal Valley Resources Inc. (the “Canadian Subsidiaries” and such acquisition, the “Canadian Acquisition”), which closed on April 28, 2014, and

•
the Company’s acquisition of 100% of the outstanding equity interests of Oxford Resources GP, LLC (“Oxford GP”), the general partner of Oxford Resource Partners, LP (“Oxford”), and the initial contribution of certain mining assets to Oxford in exchange for limited partnership interests in Oxford, (such acquisition, the “Oxford Acquisition”) and the restructuring of certain of Oxford’s debt arrangements.

The unaudited pro forma condensed combined financial information is based on the historical financial statements of the Company and its subsidiaries, the historical combined consolidated financial statements of the Canadian Subsidiaries and the historical consolidated financial statements of Oxford GP. It is presented for illustrative purposes only and may not be indicative of our financial position or results of operations that would have actually occurred had the Canadian Acquisition and the Oxford Acquisition been completed at or as of the dates indicated, nor is it indicative of our future operating results or financial position. The data in the unaudited pro forma condensed combined balance sheet as of September 30, 2014 assumes the Oxford Acquisition was completed on that date. The Canadian Subsidiaries have been consolidated within the Company as of this balance sheet date. The data in the unaudited pro forma condensed combined statements of operations for the nine and twelve months ended September 30, 2014, the year ended December 31, 2013 and the nine months ended September 30, 2013 assume that each of the Canadian Acquisition and the Oxford Acquisition was completed as of January 1, 2013. The Company’s results of operations for the nine and twelve months ended September 30, 2014 include five months of consolidated data for the period of time subsequent to the Canadian Acquisition (which closed on April 28, 2014).

The unaudited pro forma condensed combined statement of operations for the twelve months ended September 30, 2014 has been derived from our audited and unaudited consolidated financial statements for each line item presented by subtracting the line item for the nine months ended September 30, 2013 from the line item for the year ended December 31, 2013, and adding the amount of the line item for the nine months ended September 30, 2014.

The unaudited pro forma condensed combined financial information is presented for informational purposes only, is based on certain assumptions that we believe are reasonable and is not intended to represent our financial condition or results of operations had the Canadian Acquisition or the Oxford Acquisition occurred on the dates noted above or to project the results for any future date or period. In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information should be read in conjunction with our audited financial statements filed with the SEC and Oxford’s GP’s financial statements filed herewith.
The Canadian Acquisition has been, and the Oxford Acquisition will be, accounted for as business combinations in accordance with ASC Topic 805 and the contribution of reserves from Westmoreland to Oxford will be accounted for as a transaction among entities under common control. For purposes of this unaudited pro forma condensed combined financial information, the Canadian Acquisition and the Oxford Acquisition purchase prices have been allocated to the tangible assets acquired and liabilities assumed for those assets and liabilities for which Westmoreland has obtained preliminary fair value information. The actual amounts recorded upon finalization of the purchase price allocations may differ materially from the information presented in the accompanying unaudited pro forma condensed combined financial information. Our financial statements issued after the completion of the Canadian Acquisition and the Oxford Acquisition will reflect such fair values, which may materially differ from the amounts allocated to such tangible and intangible assets and liabilities in the historical financial statements of the Canadian Subsidiaries and Oxford, and will determine a new basis in such assets and liabilities that will be reflected in our accounting. As a result, amounts presented in our future consolidated financial statements and footnotes will not be comparable to those of historical periods and with the unaudited pro forma condensed combined financial information.

The combined consolidated financial statements of the Canadian Subsidiaries (which form the basis of the unaudited pro forma condensed combined financial information) were prepared in accordance with International Financial Reporting Standards (“IFRS”), and therefore are not directly comparable to our financial statements which are prepared in accordance with generally accepted accounting principles in the United States, or GAAP. IFRS is a set of accounting principles more focused on objectives and principles and less reliant on detailed rules than GAAP. There are significant and material differences in several key areas between GAAP and IFRS which would affect Westmoreland. Additionally, GAAP provides specific guidance in classes of accounting transactions for which equivalent guidance in IFRS does not exist. Adjustments were made to the Canadian Subsidiaries’ combined consolidated financial statements from IFRS to GAAP by evaluating and documenting the existing differences between IFRS and GAAP. Adjustments were also made to convert Canadian dollars to U.S. dollars based on historical exchange rates, which may differ from future exchange rates.
The integration of the businesses we acquired in the Canadian Acquisition and are acquiring in the Oxford Acquisition may not achieve the desired results. The unaudited pro forma condensed combined statements of operations do not reflect the cost of any integration activities or benefits from the Canadian Acquisition and the Oxford Acquisition and synergies that may be derived from any integration activities, both of which may have a material effect on the consolidated results of operations in periods following the completion of the Canadian Acquisition and the Oxford Acquisition. Once the necessary due diligence has been completed, the final purchase prices have been determined and the purchase price adjustments have been completed, actual results may differ materially from the information presented in this unaudited pro forma condensed combined financial information.

Westmoreland Coal Company
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2014

	Westmoreland Historical	Oxford GP Historical	Pro forma adjustments related to Oxford GP Acquisition		Total Westmoreland Combined Pro Forma
	(USD in thousands)
Assets
Current assets:
Cash and cash equivalents	$123,690	$7,478	$(20,355)	(a)	$110,813
Receivables:
Trade	138,779	24,971	—		163,750
Loan and lease receivables	10,332	—	—		10,332
Contractual third party reclamation receivables	7,666	—	—		7,666
Other	2,437	—	—		2,437
	159,214	24,971	—		184,185
Inventories	114,225	15,596	1,014	(b)	130,835
Deferred income taxes	2,226	—	—		2,226
Other current assets	14,602	4,384	—		18,986
Total current assets	413,957	52,429	(19,341)		447,045
Property, plant and equipment:
Land and mineral rights	444,701	115,929	54,288	(b)	614,918
Plant and equipment	801,967	206,254	—		1,008,221
	1,246,668	322,183	54,288		1,623,139
Less accumulated depreciation, depletion and amortization	503,929	197,033	—		700,962
Net property, plant and equipment	742,739	125,150	54,288		922,177

Loan and lease receivables	76,080	—	—		76,080
Advanced coal royalties	7,533	6,971	—		14,504
Reclamation deposits	77,131	—	—		77,131
Restricted investments and bond collateral	108,734	—	—		108,734
Contractual third party reclamation receivables, less current portion	90,248	—	—		90,248
Investment in joint venture	30,766	—	—		30,766
Intangible assets	335	1,017	(1,017)	(b)	335
Other assets	30,985	18,269	—		49,254
Total Assets	$1,578,508	$203,836	$33,930		$1,816,274

Westmoreland Coal Company
Unaudited Pro Forma Condensed Combined Balance Sheet (continued)
As of September 30, 2014

	Westmoreland Historical	Oxford GP Historical	Pro forma adjustments related to Oxford GP Acquisition		Total Westmoreland Combined Pro Forma
	(USD in thousands)
Liabilities and Shareholders' Deficit
Current liabilities:
Current installments of long-term debt	$40,931	$73,527	$(29,242)	(c)	$85,216
Trade and other accrued liabilities	140,946	24,844	—		165,790
Interest payable	12,510	1,240	(1,240)	(d)	12,510
Production taxes	50,427	1,041	—		51,468
Workers' compensation	702	—	—		702
Postretirement medical benefits	13,955	—	—		13,955
SERP	390	—	—		390
Deferred revenue	13,554	—	—		13,554
Asset retirement obligation	29,529	7,949	—		37,478
Other current liabilities	9,775	1,749	—		11,524
Total current liabilities	312,719	110,350	(30,482)		392,587
Long-term debt, less current installments	777,999	75,356	43,758	(e)	897,113
Workers' compensation, less current portion	6,580	—	—		6,580
Excess of black lung benefit obligation over trust assets	10,768	—	—		10,768
Post retirement medical benefits, less current portion	272,523	—	—		272,523
Pension and SERP benefits, less current portion	20,772	—	—		20,772
Deferred revenue, less current portion	37,984	—	—		37,984
Asset retirement obligation, less current portion	355,278	25,792	—		381,070
Intangible liabilities	4,805	—	—		4,805
Deferred income taxes	12,325	—	—		12,325
Warrants	—	3,029	—		3,029
Other liabilities	31,086	3,737	—		34,823
Total Liabilities	1,842,839	218,264	13,276		2,074,379

Shareholders' deficit:
Preferred Stock	92	—	—		92
Common Stock	42,649	—	—		42,649
Other Paid in Capital	188,214	—	(8,929)	(f)	179,285
General partner	—	(2,769)	2,769	(g)	—
Accumulated other comprehensive loss	(67,520)	—	—		(67,520)
Accumulated earnings (deficit)	(427,766)	—	(4,872)		(432,638)
Total shareholders' deficit	(264,331)	(2,769)	(11,032)		(278,132)
Noncontrolling interest	—	(11,659)	31,686	(h)	20,027
Total equity (deficit)	(264,331)	(14,428)	20,654		(258,105)
Total Liabilities and Shareholders' Deficit	$1,578,508	$203,836	$33,930		$1,816,274

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Westmoreland Coal Company
Unaudited Pro Forma Condensed Combined Statement of Operations
Year ended December 31, 2013

	Canadian Acquisition
	PMRL/CVRI Historical	Removal of Royalty and Highvale (n)	IFRS to GAAP, Currency Adjustments, and Reclassifications (o)	PMRL and CVRI Adjusted	Westmoreland Historical	Westmoreland and Canadian Acquisition	Oxford GP Historical	Pro forma adjustments related to financing for Canadian acquisition		Pro forma adjustments related to Oxford acquisition		Pro forma adjustments related to Canadian acquisition		Total Pro Forma
	(CAD in thousands)			(USD in thousands)
Revenues	$736,224	$(64,777)	$(19,362)	$652,085	$674,686	$1,326,771	$346,767	$—		$—		$—		$1,673,538
Costs and expenses:
Cost of sales	601,926	(11,983)	(37,929)	552,014	535,320	1,087,334	291,984	—		—		6,426	(p)	1,385,743
Depreciation, depletion, and amortization	111,537	(10,904)	11,416	112,049	67,231	179,280	48,081	—		7,046	(k)	(93,983)	(q)	140,424
Selling and administrative	19,893	(500)	2,429	21,822	50,721	72,543	17,310	—		—		—		89,853
Heritage health benefits	—	—	—	—	13,418	13,418	—	—		—		—		13,418
Loss (gain) on sales of assets	—	—	(2,332)	(2,332)	(74)	(2,406)	(6,488)	—		—		—		(8,894)
Obed incident response costs	—	—	25,248	25,248	—	25,248	—	—		—		—		25,248
Restructuring charges	—	—	10,390	10,390	5,078	15,468	1,761	—		—		—		17,229
Impairment loss	198,695	(11,848)	293,672	480,519	—	480,519	—	—		—		(480,519)	(r)	—
Income from equity affiliates	—	—	(3,210)	(3,210)	—	(3,210)	—	—		—		—		(3,210)
Other operating income	(33,867)	(5,459)	39,326	—	(22,370)	(22,370)	—	—		—		—		(22,370)
	898,184	(40,694)	339,008	1,196,498	649,324	1,845,822	352,648	—		7,046		(568,075)		1,637,441
	(161,960)	(24,083)	(358,371)	(544,414)	25,362	(519,052)	(5,881)	—		(7,046)		568,075		36,097
Other income (expense):
Interest expense	(18,453)	—	2,961	(15,492)	(39,937)	(55,429)	(21,078)	(35,752)	(i)	(1,517)	(l)	—		(113,776)
Loss on extinguishment of debt	—	—	—	—	(64)	(64)	—	—		—		—		(64)
Interest income	14,119	(351)	(5,609)	8,159	1,366	9,525	4	—		—		—		9,529
Change in fair value of warrants	—	—	—	—	—	—	3,335	—		—		—		3,335
Other income	(61,787)	—	61,787	—	364	364	—	—		—		—		364
	(66,121)	(351)	59,139	(7,333)	(38,271)	(45,604)	(17,739)	(35,752)		(1,517)		—		(100,612)
Income (loss) before income taxes	(228,081)	(24,434)	(299,232)	(551,747)	(12,909)	(564,656)	(23,620)	(35,752)		(8,563)		568,075		(64,515)
Income tax expense (benefit)	(27,151)	(5,988)	(13,488)	(46,627)	(4,782)	(51,409)	—	—		—		68,082	(s)	16,673
Net income (loss)	(200,930)	(18,446)	(285,744)	(505,120)	(8,127)	(513,247)	(23,620)	(35,752)		(8,563)		499,993		(81,188)
Less: net loss attributable to noncontrolling interests	—	—	—	—	(3,430)	(3,430)	(23,203)	—		15,810	(m)	—		(10,823)
Net income (loss) attributable to Parent company	(200,930)	(18,446)	(285,744)	(505,120)	(4,697)	(509,817)	(417)	(35,752)		(24,373)		499,993		(70,365)
Less: preferred stock dividend requirements	—	—	—	—	1,360	1,360	—	—		—		—		1,360
Net income (loss) per share applicable to Common shareholders	$(200,930)	$(18,446)	$(285,744)	$(505,120)	$(6,057)	$(511,177)	$(417)	$(35,752)		$(24,373)		$499,993		$(71,725)

EBITDA RECONCILIATION
Net income (loss)				$(505,120)	$(8,127)	$(513,247)	$(23,620)							$(81,188)
Income tax expense (benefit)				(46,627)	(4,782)	(51,409)	—							16,673
Interest income				(8,159)	(1,366)	(9,525)	(4)							(9,529)
Interest expense				15,492	39,937	55,429	21,078							113,776
Depreciation, depletion and amortization				112,049	67,231	179,280	48,081							140,424
Accretion of ARO and receivable				7,118	12,681	19,799	2,293							28,518
Amortization of intangible assets and liabilities				—	665	665	—							665
EBITDA				(425,247)	106,239	(319,008)	47,828							209,339
Restructuring expenses				10,390	5,078	15,468	1,761							17,229
Loss on extinguishment of debt				—	64	64	—							64
Customer payments received treated as lease receivables under GAAP				23,031	—	23,031	—							23,031
Change in fair value of warrants				—	—	—	(3,335)							(3,335)
Impairment loss				480,519	—	480,519	—							—
Obed incident response costs				25,248	—	25,248	—							25,248
(Gain)/loss on sale of assets and other adjustments				8,860	(438)	8,422	(5,539)							2,883
Share-based compensation				267	5,322	5,589	1,453							7,042
Adjusted EBITDA				$123,068	$116,265	$239,333	$42,168							$281,501
See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Westmoreland Coal Company
Unaudited Pro Forma Condensed Combined Statement of Operations
Nine months ended September 30, 2013

	Canadian Acquisition
	PMRL/CVRI Historical	Removal of Royalty and Highvale (n)	IFRS to GAAP, Currency Adjustments, and Reclassifications (o)	PMRL and CVRI Adjusted	Westmoreland Historical	Westmoreland and Canadian Acquisition	Oxford GP Historical	Pro forma adjustments related to financing for Canadian acquisition		Pro forma adjustments related to Oxford acquisition		Pro forma adjustments related to Canadian acquisition		Total Pro Forma
	(CAD in thousands)			(USD in thousands)
Revenues	$570,679	$(52,427)	$(11,496)	$506,756	$500,739	$1,007,495	$264,437	$—		$—		$—		$1,271,932
Costs and expenses:
Cost of sales	460,905	(11,846)	(1,557)	447,502	399,142	846,644	221,252	—		—		5,071	(p)	1,072,967
Depreciation, depletion, and amortization	80,273	(8,191)	8,954	81,036	47,257	128,293	37,760	—		5,284	(k)	(67,274)	(q)	104,063
Selling and administrative	15,321	(400)	2,025	16,946	36,354	53,300	12,986	—		—		—		66,286
Heritage health benefits	—	—	—	—	11,117	11,117	—	—		—		—		11,117
Gain on sale of assets	—	—	(2,751)	(2,751)	(321)	(3,072)	(6,594)	—		—		—		(9,666)
Impairment and restructuring expenses	—	—	—	—	—	—	1,012	—		—		—		1,012
Income from equity affiliates	—	—	(1,986)	(1,986)	—	(1,986)	—	—		—		—		(1,986)
Other operating income	(33,867)	6,389	27,478	—	(19,055)	(19,055)	—	—		—		—		(19,055)
	522,632	(14,048)	32,162	540,746	474,494	1,015,240	266,416	—		5,284		(62,203)		1,224,738
	48,047	(38,379)	(43,658)	(33,990)	26,245	(7,745)	(1,979)	—		(5,284)		62,203		47,195
Other income (expense):
Interest expense	(13,353)	—	2,123	(11,230)	(30,145)	(41,375)	(14,158)	(26,588)	(i)	(2,838)	(l)	—		(84,958)
Loss on extinguishment of debt	—	—	—	—	(64)	(64)	—	—		—		—		(64)
Interest income	10,720	(343)	(4,210)	6,167	878	7,045	3	—		—		—		7,048
Change in fair value of warrants	—	—	—	—	—	—	575	—		—		—		575
Other	(46,213)	—	46,213	—	287	287	—	—		—		—		287
	(48,846)	(343)	44,126	(5,063)	(29,044)	(34,107)	(13,580)	(26,588)		(2,838)		—		(77,112)
Income (loss) before income taxes	(799)	(38,722)	469	(39,052)	(2,799)	(41,851)	(15,559)	(26,588)		(8,122)		62,203		(29,917)
Income tax expense (benefit)	87	(9,880)	(21)	(9,814)	85	(9,729)	—	—		—		11,265	(s)	1,536
Net income (loss)	(886)	(28,842)	490	(29,238)	(2,884)	(32,122)	(15,559)	(26,588)		(8,122)		50,938		(31,453)
Less: net loss attributable to noncontrolling interests	—	—	—	—	(2,976)	(2,976)	(15,203)	—		9,763	(m)	—		(8,416)
Net income (loss) attributable to Parent company	(886)	(28,842)	490	(29,238)	92	(29,146)	(356)	(26,588)		(17,885)		50,938		(23,037)
Less: preferred stock dividend requirements	—	—	—	—	1,020	1,020	—	—		—		—		1,020
Net income (loss) applicable to Common shareholders	$(886)	$(28,842)	$490	$(29,238)	$(928)	$(30,166)	$(356)	$(26,588)		$(17,885)		$50,938		$(24,057)

EBITDA RECONCILIATION
Net loss				$(29,238)	$(2,884)	$(32,122)	$(15,559)							$(31,453)
Income tax expense (benefit)				(9,814)	85	(9,729)	—							1,536
Interest income				(6,167)	(878)	(7,045)	(3)							(7,048)
Interest expense				11,230	30,145	41,375	14,158							84,958
Depreciation, depletion and amortization				81,036	47,257	128,293	37,760							104,063
Accretion of ARO and receivable				5,087	9,507	14,594	1,683							21,348
Amortization of intangible assets and liabilities				—	498	498	(60)							438
EBITDA				52,133	83,730	135,863	37,979							173,842
Restructuring expenses				9,300	—	9,300	1,012							10,312
Loss on extinguishment of debt				—	64	64	—							64
Acquisition related costs				—	—	—	—							—
Customer payments received treated as lease receivables under GAAP				17,459	—	17,459	—							17,459
Other income				—	(287)	(287)	—							(287)
Change in fair value of warrants				—	—	—	(575)							(575)
(Gain)/loss on sale of assets and other adjustments				4,705	(321)	4,384	(5,654)							(1,270)
Share-based compensation				144	4,594	4,738	1,099							5,837
Adjusted EBITDA				$83,741	$87,780	$171,521	$33,861							$205,382

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Westmoreland Coal Company
Unaudited Pro Forma Condensed Combined Statement of Operations
Nine months ended September 30, 2014

	Canadian Acquisition					Nine months ended September 30, 2014
	PMRL/CVRI Historical for three months ended March 31, 2014	PMRL/CVRI Historical for the period April 1 through April 27, 2014	Removal of Royalty and Highvale (n)	IFRS to GAAP, Currency Adjustments, and Reclassifications (o)	PMRL and CVRI Adjusted for the period January 1 through April 27, 2014	Westmoreland Historical	Westmoreland and Canadian Acquisition	Oxford GP Historical	Pro forma adjustments related to financing for Canadian acquisition		Pro forma adjustments related to Oxford GP acquisition		Pro forma adjustments related to Canadian Acquisition		Total Pro Forma
	(CAD in thousands)				(USD in thousands)
Revenues	$203,201	$39,080	$(13,921)	$(22,140)	$206,220	$805,989	$1,012,209	$254,512	$—		$—		$—		$1,266,721
Costs and expenses:
Cost of sales	153,527	33,645	(279)	(22,721)	164,172	670,467	834,639	199,233	—		—		2,942	(p)	1,036,814
Depreciation, depletion, and amortization	28,134	6,948	(3,541)	(2,435)	29,106	68,713	97,819	30,532	—		5,284	(k)	(22,797)	(q)	110,839
Selling and administrative	5,790	601	—	(661)	5,730	68,551	74,281	10,743	—		—		—		85,024
Heritage health benefits	—	—	—	—	—	10,246	10,246	—	—		—		—		10,246
Loss (gain) on sales of assets	—	—	—	(56)	(56)	114	58	(559)	—		—		—		(501)
Restructuring charges	—	—	—	3,143	3,143	11,207	14,350	75	—		—		—		14,425
Unrealized derivative loss	—	—	—	—	—	29,621	29,621	—	—		—		—		29,621
Income from equity affiliates	—	—	—	(1,288)	(1,288)	(2,060)	(3,348)	—	—		—		—		(3,348)
Other operating income	—	20,000		(1,858)	18,142	151	18,293	—	—		—		—		18,293
	187,451	61,194	(3,820)	(25,876)	218,949	857,010	1,075,959	240,024	—		5,284		(19,855)		1,301,413
	15,750	(22,114)	(10,101)	3,736	(12,729)	(51,021)	(63,750)	14,488	—		(5,284)		19,855		(34,692)
Other income (expense):
Interest expense	(6,913)	(2,697)	—	1,636	(7,974)	(63,835)	(71,809)	(20,937)	(1,911)	(i)	4,163	(l)	—		(90,494)
Loss on extinguishment of debt	—	—	—	—	—	(12,648)	(12,648)	—	12,571	(j)	—		—		(77)
Interest income	3,722	1,050	(14)	(1,941)	2,817	4,351	7,168	4	—		—		—		7,172
Loss on foreign exchange	—	—	—	—	—	(5,883)	(5,883)	—	—		—		—		(5,883)
Change in fair value of warrants	—	—	—	—	—	—	—	1,648	—		—		—		1,648
Other income	(15,336)	(3,454)	—	18,790	—	697	697	—	—		—		—		697
	(18,527)	(5,101)	(14)	18,485	(5,157)	(77,318)	(82,475)	(19,285)	10,660		4,163		—		(86,937)
Income (loss) before income taxes	(2,777)	(27,215)	(10,115)	22,221	(17,886)	(128,339)	(146,225)	(4,797)	10,660		(1,121)		19,855		(121,629)
Income tax expense (benefit)	2,160	(3,802)	(2,533)	3,020	(1,155)	2,979	1,824	—	—		—		5,008	(s)	6,832
Net income (loss)	(4,937)	(23,413)	(7,582)	19,201	(16,731)	(131,318)	(148,049)	(4,797)	10,660		(1,121)		14,847		(128,461)
Less: net loss attributable to noncontrolling interests	—	—	—	—	—	—	—	(4,500)	—		3,140	(m)	—		(1,360)
Net income (loss) attributable to Parent company	(4,937)	(23,413)	(7,582)	19,201	(16,731)	(131,318)	(148,049)	(297)	10,660		(4,261)		14,847		(127,101)
Less: preferred stock dividend requirements	—	—	—	—	—	664	664	—	—		—		—		664
Net income (loss) applicable to Common shareholders	$(4,937)	$(23,413)	$(7,582)	$19,201	$(16,731)	$(131,982)	$(148,713)	$(297)	$10,660		$(4,261)		$14,847		$(127,765)

EBITDA RECONCILIATION
Net loss					$(16,731)	$(131,318)	$(148,049)	$(4,797)							$(128,461)
Income tax expense (benefit)					(1,155)	2,979	1,824	—							6,832
Interest income					(2,817)	(4,351)	(7,168)	(4)							(7,172)
Interest expense					7,974	63,835	71,809	20,937							90,494
Depreciation, depletion and amortization					29,106	68,713	97,819	30,532							110,839
Accretion of ARO and receivable					1,900	16,257	18,157	1,725							22,824
Amortization of intangible assets and liabilities					—	385	385	—							385
EBITDA					18,277	16,500	34,777	48,393							95,741
Restructuring expenses					3,143	11,207	14,350	75							14,425
Loss on foreign exchange					—	5,883	5,883	—							5,883
Loss on extinguishment of debt					—	12,648	12,648	—							77
Acquisition related costs					—	22,079	22,079	—							22,079
Customer payments received treated as lease receivables under GAAP					6,495	7,830	14,325	—							14,325
Settlement proceeds from prior Oxford customer					—	—	—	(19,550)							(19,550)
Unrealized derivative loss					—	29,621	29,621	—							29,621
Change in fair value of warrants					—	—	—	(1,648)							(1,648)
Gain on sale of assets and other adjustments					20,035	1,232	21,267	645							21,912
Share-based compensation					(394)	3,456	3,062	1,392							4,454
Adjusted EBITDA					$47,556	$110,456	$158,012	$29,307							$187,319
See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Westmoreland Coal Company
Unaudited Pro Forma Condensed Combined Statements of Operations

	Year ended December 31, 2013	Nine months ended September 30, 2013	Nine months ended September 30, 2014	Twelve months ended September 30, 2014

Revenues	$1,673,538	$1,271,932	$1,266,721	$1,668,327
Costs and expenses:
Cost of sales	1,385,743	1,072,967	1,036,814	1,349,590
Depreciation, depletion, and amortization	140,424	104,063	110,839	147,200
Selling and administrative	89,853	66,286	85,024	108,591
Heritage health benefits	13,418	11,117	10,246	12,547
Loss (gain) on sales of assets	(8,894)	(9,666)	(501)	271
Obed incident response costs	25,248	—	—	25,248
Impairment and restructuring expenses	17,229	1,012	14,425	30,642
Unrealized derivative loss	—	—	29,621	29,621
Income from equity affiliates	(3,210)	(1,986)	(3,348)	(4,572)
Other operating income	(22,370)	(19,055)	18,293	14,978
	1,637,441	1,224,738	1,301,413	1,714,116
	36,097	47,195	(34,692)	(45,790)
Other income (expense):
Interest expense	(113,776)	(84,958)	(90,494)	(119,312)
Loss on extinguishment of debt	(64)	(64)	(77)	(77)
Interest income	9,529	7,048	7,172	9,653
Loss on foreign exchange	—	—	(5,883)	(5,883)
Change in fair value of warrants	3,335	575	1,648	4,408
Other income	364	287	697	774
	(100,612)	(77,112)	(86,937)	(110,437)
Loss before income taxes	(64,515)	(29,917)	(121,629)	(156,227)
Income tax expense	16,673	1,536	6,832	21,969
Net loss	(81,188)	(31,453)	(128,461)	(178,196)
Less: net loss attributable to noncontrolling interests	(10,823)	(8,416)	(1,360)	(3,767)
Net loss attributable to Parent company	(70,365)	(23,037)	(127,101)	(174,429)
Less: preferred stock dividend requirements	1,360	1,020	664	1,004
Net loss applicable to Common shareholders	$(71,725)	$(24,057)	$(127,765)	$(175,433)

EBITDA RECONCILIATION
Net loss	$(81,188)	$(31,453)	$(128,461)	$(178,196)
Income tax expense	16,673	1,536	6,832	21,969
Interest income	(9,529)	(7,048)	(7,172)	(9,653)
Interest expense	113,776	84,958	90,494	119,312
Depreciation, depletion and amortization	140,424	104,063	110,839	147,200
Accretion of ARO and receivable	28,518	21,348	22,824	29,994
Amortization of intangible assets and liabilities	665	438	385	612
EBITDA	209,339	173,842	95,741	131,238
Restructuring expenses	17,229	10,312	14,425	21,342
Loss on foreign exchange	—	—	5,883	5,883
Loss on extinguishment of debt	64	64	77	77
Acquisition related costs	—	—	22,079	22,079
Customer payments received treated as lease receivables under GAAP	23,031	17,459	14,325	19,897
Settlement proceeds from prior Oxford customer	—	—	(19,550)	(19,550)
Unrealized derivative loss	—	—	29,621	29,621
Obed incident response costs	25,248	—	—	25,248
Change in fair value of warrants	(3,335)	(575)	(1,648)	(4,408)
Gain on sale of assets and other adjustments	2,883	(1,557)	21,912	26,352
Share-based compensation	7,042	5,837	4,454	5,659
Adjusted EBITDA	$281,501	$205,382	$187,319	$263,438

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Westmoreland Coal Company and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information presented is based on the historical financial statements of Westmoreland Coal Company, the historical combined consolidated financial statements of the Canadian Subsidiaries and the historical consolidated financial statements of Oxford GP. The unaudited pro forma condensed combined financial information has been prepared to reflect the Oxford Acquisition and the related Oxford refinancing transactions and includes the impact of the Canadian Acquisition. It is presented for illustrative purposes only and may not be indicative of the combined company’s financial position or results of operations that would have actually occurred had the Canadian Acquisition or the Oxford Acquisition been completed at or as of the dates indicated, nor is it indicative of our future operating results or financial position. The data in the unaudited pro forma condensed combined balance sheet as of September 30, 2014 assume the Oxford Acquisition was completed on that date. The Canadian Subsidiaries have been consolidated within Westmoreland as of this balance sheet date. The data in the unaudited pro forma condensed combined statements of operations for the nine and twelve months ended September 30, 2014, the year ended December 31, 2013 and the nine months ended September 30, 2013 assume that each of the Canadian Acquisition and the Oxford Acquisition was completed as of January 1, 2013. The Company's results of operations for the nine and twelve months ended September 30, 2014 include five months of consolidated data for the period of time subsequent to the Canadian Acquisition (which closed on April 28, 2014). Financial information for the periods presented prior to the closing of the Canadian Acquisition has been included as separate pro forma adjustment columns.

The unaudited pro forma condensed combined statement of operations for the twelve months ended September 30, 2014 has been derived from our audited and unaudited consolidated financial statements for each line item presented by subtracting the line item for the nine months ended September 30, 2013 from the line item for the year ended December 31, 2013, and adding the amount of the line item for the nine months ended September 30, 2014.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are directly attributable to the proposed Oxford Acquisition and factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed combined statements of operations are based on items directly attributable to the Canadian Acquisition and the Oxford Acquisition, factually supportable and expected to have a continuing impact on Westmoreland.

The combined consolidated financial statements of the Canadian Subsidiaries (which form the basis of the unaudited pro forma combined financial information regarding the Canadian Subsidiaries presented herein) were prepared in accordance with IFRS, and therefore are not directly comparable to our financial statements which are prepared in accordance with GAAP. IFRS is a set of accounting principles more focused on objectives and principles and less reliant on detailed rules than GAAP. There are significant and material differences in several key areas between GAAP and IFRS which would affect Westmoreland. Additionally, GAAP provides specific guidance in classes of accounting transactions for which equivalent guidance in IFRS does not exist. Adjustments were made to the Canadian Subsidiaries’ financial statements from IFRS to GAAP by evaluating and documenting the existing differences between IFRS and GAAP. Adjustments were also made to convert Canadian dollars to U.S. dollars based on historical exchange rates, which may differ from future exchange rates.

At this time, Westmoreland has not completed a detailed valuation analysis to determine the fair values of the Canadian Subsidiaries and Oxford’s assets and liabilities and accordingly, the unaudited pro forma condensed combined financial statements include a preliminary allocation of the purchase prices based on assumptions and estimates which, while considered reasonable under the circumstances, are subject to changes, which may be material. Additionally, Westmoreland has not completed the due diligence necessary to identify items that could significantly impact the purchase price allocations or the assumptions and adjustments made in preparation of this unaudited pro forma condensed combined financial information.

Upon completion of a detailed valuation analysis, there may be additional increases or decreases to the recorded book values of the Canadian Subsidiaries and Oxford’s assets and liabilities, including, but not limited to, mineral reserves, property and equipment, asset retirement obligations, loan and lease receivables, capital lease obligations, coal supply agreements and other intangible assets that will give rise to future amounts of depletion, depreciation and amortization expenses or credits, or interest expense, that are not reflected in the unaudited pro forma condensed combined financial information. Accordingly, once the necessary due diligence is completed, the final purchase prices are determined and the purchase price allocations are completed, actual results may differ materially from the information presented in this unaudited pro forma condensed combined financial information. Additionally, the unaudited pro forma condensed combined statements of operations do not reflect the cost of any integration activities or benefits from the Canadian Acquisition and the Oxford Acquisition and synergies that may be derived from any integration activities, both of which may have a material impact on the consolidated results of operations in periods following the completion of the Canadian Acquisition and the Oxford Acquisition.

Certain amounts in the Canadian Subsidiaries and Oxford’s historical financial statements have been reclassified to conform to Westmoreland’s financial statement presentation.

Note 2 - Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments and Assumptions

Pro Forma Adjustments Related to Oxford Acquisition

a)	Reflects the following pro forma adjustments for the Oxford Acquisition and restructuring of certain of Oxford’s debt arrangements:

Acquisition cash flows:
Cash paid at closing (1)	$(30,000)
Estimated acquisition related costs	(4,300)
(34,300)
Oxford debt refinancing cash flows:
Issuance by Oxford of new credit facility	173,250
Repayment of existing Oxford debt	(152,649)
Make-whole fees for existing Oxford debt	(1,456)
Estimated debt issuance costs	(5,200)
13,945
Net cash outflows	$(20,355)

(1)	In addition to the cash purchase price of $30.0 million, an additional $3.5 million may be paid if a specified coal acquisition is consummated within one year of the date of the purchase agreement.

b)
The pro forma adjustments primarily reflect the Oxford Acquisition under the acquisition method of accounting, under which tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values as of the acquisition date. The estimated fair values of assets acquired and liabilities assumed are based on preliminary management estimates and are subject to final valuation adjustments which may cause the amounts ultimately recorded to be different from those shown on the unaudited pro forma condensed combined balance sheet. Additional specific adjustments are further described below.

The preliminary estimate of the fair value of the purchase consideration for the Oxford Acquisition is determined as follows:

Cash paid at closing (1)	$30,000
Estimated fair value of Oxford LP units outstanding (2)	11,098
Total purchase consideration	$41,098

(1)	In addition to the cash purchase price of $30.0 million, an additional $3.5 million may be paid if a specified coal acquisition is consummated within one year of the date of the purchase agreement.

(2)	Represents the market price of the 98% of the Oxford LP units outstanding using the November 12, 2014 closing price of $1.03.

The following table presents a preliminary allocation of the major classes of assets acquired and liabilities assumed at September 30, 2014:

Preliminary Purchase Price Allocation
Assets acquired:
Cash and cash equivalents	$7,478
Accounts receivable	24,971
Inventories	16,610
Other current assets	4,384
Net property, plant and equipment	180,627
Advanced coal royalties, less current portion	6,971
Other long-term assets	18,269
Total assets	259,311

Liabilities assumed:
Current liabilities:
Current installments of long-term debt	73,527
Trade payables and other accrued liabilities	24,844
Interest payable	1,240
Production taxes	1,041
Current portion of asset retirement obligations	7,949
Other liabilities	1,749
Noncurrent liabilities:
Long-term debt, less current installments	75,356
Asset retirement obligations	25,792
Warrants	2,978
Other liabilities	3,737
Total liabilities	218,213
Net assets	41,098
Noncontrolling interests in the subsidiaries of Oxford	11,098
Invested Equity	$30,000

c)	Represents the current portion of the new Oxford debt of $43.8 million and the reduction of the current portion of the existing Oxford debt of $73.0 million.

d)	Represents the reduction of interest payable on the existing Oxford debt.

e)
Represents the face amount of the long-term portion of the new Oxford debt of $131.3 million and the reduction of the face amount of the long-term portion of the existing Oxford debt of $79.7 million. Also includes the addition of $7.9 million debt discount.

f)
In conjunction with the Oxford Acquisition, we will concurrently contribute certain fee simple interests in coal reserves and related surface lands at Westmoreland’s Kemmerer Mine in Lincoln County, Wyoming in exchange for the issuance to Westmoreland of 4.5125 million post-reverse split common units of Oxford LP, resulting in Westmoreland holding a pro forma fully diluted common unit ownership of 77% of Oxford LP. Oxford LP will concurrently enter into a coal mining lease with Westmoreland with respect to these coal reserves pursuant to which Westmoreland will pay Oxford LP a per-ton royalty as it mines the leased reserves.

The contribution of Kemmerer Reserves is assumed to have occurred concurrently with our acquisition of Oxford GP, which results in Westmoreland gaining control of the Oxford GP and Oxford. The fair value of the Oxford LP Units on November 12, 2014, was $1.03 per unit, or a total of $11.1 million, and will be issued in exchange for certain Kemmerer Reserves with an assumed book value of $46.1 million. The contribution of the Kemmerer Reserves was accounted for as a transaction between entities under common control whereby the Kemmerer Reserves were recorded at historical book value. The value of the Oxford LP Units in excess of the assumed book value of the Kemmerer Reserves of $46.1 million is offset within equity.

g)	Represents the elimination of Oxford GP’s historical equity balances.

h)	Represents adjustments to present the 23.0% non-controlling interest of Oxford LP units that will not be held by Westmoreland.

Note 3 - Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments and Assumptions

Pro forma adjustments related to financing for Canadian Acquisition

i)
Reflects the additional interest expense of the $425 million 10.75% Senior Secured Notes issued in conjunction with the Canadian Acquisition. Also includes amortization of debt issuance costs (11.7% assumed effective interest rate) related to the debt obtained for the Canadian Acquisition and amortization of debt premium (9.2% assumed effective interest rate).

j)	Represents the elimination of loss on extinguishment of debt related to the WML notes expensed in the nine months ended September 30, 2014.

Pro Forma Adjustments Related to Oxford Acquisition

k)	Represents additional depletion associated with reflecting the acquired mineral reserves at estimated fair value. The adjustments assume estimated useful lives of eight years for mineral reserves.

l)
Reflects the interest expense of the new Oxford credit facility. Also includes amortization of debt issuance costs and amortization of debt discount. Reflects the elimination of the interest expense recorded during the periods presented for Oxford’s existing long-term debt.

m)
Represents the portion of Oxford’s historical income from continuing operations that is attributable to noncontrolling interests in Oxford, as well as the previously described pro forma adjustments attributable to noncontrolling interests.

Pro Forma Adjustments Related to Canadian Acquisition

n)
Reflects the removal of the Highvale Mine and Royalty Ltd. from the historical financial statements of PMRL and CVRI. The Highvale contract mining operation was terminated in January 2013. The royalty business was transferred to another party concurrently with the closing of the Canadian Acquisition.

o)
Reflects adjustments for IFRS to GAAP conversion, currency adjustments from Canadian dollars to U.S. dollars based on historical exchange rates, and certain reclassifications to conform to the presentation of Westmoreland’s financial statements. IFRS to GAAP adjustments include adjustments related to deferred stripping costs. Additionally, adjustments were made to the statement of operations related to certain equipment being reclassified from Loan and lease receivables to Property, plant and equipment. See Exhibit A for a further detailed breakdown of the components of this column related to Statement of Operations for the year ended December 31, 2013. See Exhibit B for a further detailed breakdown of the components of this column related to the Statement of Operations for the nine months ended September 30, 2013. See Exhibit C for a further detailed breakdown of the components of this column related to the Statement of Operations for the nine months ended September 30, 2014.

Also, adjustments to financing costs related to intercompany debt of approximately $732 million that has been eliminated. The intercompany debt of $732 million was settled through a series of transactions and equity transfers within Sherritt prior to Westmoreland Coal Company’s acquisition of the Canadian Subsidiaries.

p)	Reflects the adjustment to the accretion expense of the asset retirement obligations as a result of adjustments to record these items at fair market value.

q)
Reflects the adjustment to depreciation, depletion and amortization expense of the land and mineral rights and plant and equipment as a result of adjustments to record these items at fair market value.

r)
Reflects the adjustment to net income for the impairment of goodwill and other intangible and real assets totalling approximately $480.5 million recorded in the Sherritt financials in the fourth quarter of 2013.

s)
Reflects the income tax effect of the pro forma adjustments based on a 34% statutory rate for Westmoreland Coal Company and an estimated Canadian statutory rate of 26% for PMRL and CVRI. Adjustments have been made under the assumption that Westmoreland Coal Company and CVRI have full valuation allowances recorded against their net deferred tax assets.

Exhibit A
Pro Forma Statement of Operations Adjustments
For the year ended December 31, 2013
(In thousands)

	IFRS to US GAAP								Currency	Reclassifications
	Pushdown	Inventory	ARO	Pension	Highvale Pension	Equity Method	Lease Receivables	IFRS to US GAAP				Reclassifi- cations
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Subtotal	(8)	(9)	(10)	Subtotal	Total

Revenues	$—	$—	$—	$—	$—	$(12,369)	$12,439	$70	$(19,432)	$—	$—	$—	$(19,362)
Costs and expenses:
Cost of sales	—	3,006	10,133	—	—	(7,650)	—	5,489	(16,168)	(36,700)	9,450	(27,250)	(37,929)
Depreciation, depletion, and amortization	4,242	—	2,985	—	—	(1,502)	8,350	14,075	(3,319)	—	660	660	11,416
Selling and administrative	—	—	—	1,211	2,548	—	—	3,759	(670)	—	(660)	(660)	2,429
Gain on sales of assets	—	—	—	—	—	—	—	—	—	—	(2,332)	(2,332)	(2,332)
Obed incident response costs	—	—	—	—	—	—	—	—	(752)	26,000	—	26,000	25,248
Restructuring charges	—	—	—	—	—	—	—	—	(310)	10,700	—	10,700	10,390
Impairment loss	307,991	—	—	—	—	—	—	307,991	(14,319)	—	—	—	293,672
Income from equity affiliates	—	—	—	—	—	(3,306)	—	(3,306)	96	—	—	—	(3,210)
Other operating income	—	—	—	—	39,326	—	—	39,326	—	—	—	—	39,326
	312,233	3,006	13,118	1,211	41,874	(12,458)	8,350	367,334	(35,444)	—	7,118	7,118	339,008
Operating income (loss)	(312,233)	(3,006)	(13,118)	(1,211)	(41,874)	89	4,089	(367,264)	16,011	—	(7,118)	(7,118)	(358,371)
Other income (expense):
Interest expense	—	—	(4,742)	—	—	(89)	—	(4,831)	674	—	7,118	7,118	2,961
Interest income	—	—	—	—	—	—	(5,366)	(5,366)	(243)	—	—	—	(5,609)
Other income	61,787	—	—	—	—	—	—	61,787	—	—	—	—	61,787
	61,787	—	(4,742)	—	—	(89)	(5,366)	51,590	431	—	7,118	7,118	59,139
Income (loss) before income taxes	(250,446)	(3,006)	(17,860)	(1,211)	(41,874)	—	(1,277)	(315,674)	16,442	—	—	—	(299,232)
Income tax expense (benefit)	693	(783)	(3,238)	(309)	(10,908)	—	(333)	(14,878)	1,389	—	—	—	(13,488)
Net income (loss)	$(251,139)	$(2,223)	$(14,622)	$(902)	$(30,966)	$—	$(944)	$(300,796)	$15,053	$—	$—	$—	$(285,744)
______________

1.	Under IFRS pushdown accounting was not permitted for standalone financial statements while under US GAAP pushdown accounting is required when the subsidiary is 100% owned by the parent.

2.	Adjustments to cost of sales under IFRS for the exclusion of stripping costs from pit inventories under US GAAP.

3.
Under IFRS, the determination of the present value of the asset retirement obligation (ARO) is adjusted each reporting period to current discount rates, while under US GAAP, changes in discount rates are only applied to changes in estimates.

4.	Under US GAAP, pension benefits expense includes the amortization of actuarial losses and transition obligations resulting in a $1.2 million increase in selling and administrative expense.

5.
Pension costs related to the Highvale entity that were presented under the caption "IFRS to GAAP, Currency Adjustments, and Reclassifications" would have been more properly presented in the column "Removal of Royalty and Highvale". The total column of "PMRL and CVRI Adjusted" would be the same under both presentations.

6.	Under IFRS, the operations of the Bienfait joint venture are accounted for using proportional consolidation while under US GAAP it is accounted for using equity method accounting.

7.
Under IFRS, certain arrangements with customers treat activities as leasing activities while under US GAAP these activities are treated as normal operating activities and the related assets are treated as property of the Company.

8.	Currency adjustments: The statement of operations was translated at the historical average rate of 1.0298 of CAD/USD.

9.	Costs of $26.0 million related to the incident at the Obed Mine and $10.7 million for restructuring charges were reclassified out of cost of sales for presentation purposes.

10.
This column includes reclassifications to conform to the Company's presentation as follows: (1) accretion expense of $9.5 million included in interest expense was reclassified to cost of sales, (2) gain on sale of assets of $2.3 million included in interest expense was reclassified to gain on sale of assets and (3) $0.7 million of depreciation expense recorded in selling and administrative were reclassified to depreciation, depletion and amortization.

Exhibit B
Pro Forma Statement of Operations Adjustments
For the nine months ended September 30, 2013
(In thousands)

	IFRS to US GAAP								Currency	Reclassifications
	Pushdown	Inventory	ARO	Pension	Highvale Pension	Equity Method	Lease Receivables	IFRS to US GAAP
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Subtotal	(8)	(9)	Total

Revenues	$—	$—	$—	$—	$—	$(8,961)	$9,374	$413	$(11,909)	$—	$(11,496)
Costs and expenses:
Cost of sales	(2,095)	962	7,724	—	—	(5,825)	—	766	(10,161)	7,838	(1,557)
Depreciation, depletion, and amortization	3,343	—	2,023	—	—	(1,137)	6,148	10,377	(1,893)	470	8,954
Selling and administrative	—	—	—	356	2,548	—	—	2,904	(409)	(470)	2,025
Gain on sales of assets	—	—	—	—	—	—	—	—	—	(2,751)	(2,751)
Income from equity affiliates	—	—	—	—	—	(2,033)	—	(2,033)	47	—	(1,986)
Other operating income	(11,848)	—	—	—	39,326	—	—	27,478	—	—	27,478
	(10,600)	962	9,747	356	41,874	(8,995)	6,148	39,492	(12,416)	5,087	32,162
Operating income (loss)	10,600	(962)	(9,747)	(356)	(41,874)	34	3,226	(39,079)	507	(5,087)	(43,658)
Other income (expense):
Interest expense	—	—	(3,313)	—	—	(34)	—	(3,347)	383	5,087	2,123
Interest income	109	—	—	—	—	—	(4,174)	(4,065)	(145)	—	(4,210)
Other income	46,213	—	—	—	—	—	—	46,213	—	—	46,213
	46,322	—	(3,313)	—	—	(34)	(4,174)	38,801	238	5,087	44,126
Income (loss) before income taxes	56,922	(962)	(13,060)	(356)	(41,874)	—	(948)	(278)	745	—	469
Income tax expense (benefit)	14,556	(251)	(3,345)	(35)	(10,929)	—	(247)	(251)	230	—	(21)
Net income (loss)	$42,366	$(711)	$(9,715)	$(321)	$(30,945)	$—	$(701)	$(27)	$515	$—	$490
______________

1.	Under IFRS pushdown accounting was not permitted for standalone financial statements while under US GAAP pushdown accounting is required when the subsidiary is 100% owned by the parent.

2.	Adjustments to cost of sales under IFRS for the exclusion of stripping costs from pit inventories under US GAAP.

3.
Under IFRS, the determination of the present value of the asset retirement obligation (ARO) is adjusted each reporting period to current discount rates, while under US GAAP, changes in discount rates are only applied to changes in estimates.

4.	Under US GAAP, pension benefits expense includes the amortization of actuarial losses and transition obligations resulting in a $0.4 million increase in selling and administrative expense.

5.
Pension costs related to the Highvale entity that were presented under the caption "IFRS to GAAP, Currency Adjustments, and Reclassifications" would have been more properly presented in the column "Removal of Royalty and Highvale". The total column of "PMRL and CVRI Adjusted" would be the same under both presentations.

6.	Under IFRS, the operations of the Bienfait joint venture are accounted for using proportional consolidation while under US GAAP it is accounted for using equity method accounting.

7.
Under IFRS, certain arrangements with customers treat activities as leasing activities while under US GAAP these activities are treated as normal operating activities and the related assets are treated as property of the Company.

8.	Currency adjustments: The statement of operations was translated at the historical average rate of 1.0235 of CAD/USD.

9.
This column includes reclassifications to conform to the Company's presentation as follows: (1) accretion expense of $7.8 million included in interest expense was reclassified to cost of sales, (2) gain on sale of assets of $2.8 million included in interest expense was reclassified to gain on sale of assets and (3) $0.5 million of depreciation expense recorded in selling and administrative were reclassified to depreciation, depletion and amortization.

Exhibit C
Pro Forma Statement of Operations Adjustments
For the period January 1, 2014 through April 27, 2014
(In thousands)

	IFRS to US GAAP							Currency	Reclassifications
	Pushdown	Inventory	ARO	Pension	Equity Method	Lease Receivables	IFRS to US GAAP
	(1)	(2)	(3)	(4)	(5)	(6)	Subtotal	(7)	(8)	Total

Revenues	$—	$—	$—	$—	$(4,854)	$3,831	$(1,023)	$(21,117)	$—	$(22,140)
Costs and expenses:
Cost of sales	(3,465)	(998)	(602)	—	(2,939)	—	(8,004)	(16,617)	1,900	(22,721)
Depreciation, depletion, and amortization	—	(842)	(891)	—	(557)	2,607	317	(2,959)	207	(2,435)
Selling and administrative	—	—	—	154	—	—	154	(608)	(207)	(661)
Gain on sales of assets	—	—	—	—	—	—	—	—	(56)	(56)
Restructuring charges	3,465	—	—	—	—	—	3,465	(322)	—	3,143
Income from equity affiliates	—	—	—	—	(1,420)	—	(1,420)	132	—	(1,288)
Other operating income	—	—	—	—	—	—	—	(1,858)	—	(1,858)
	—	(1,840)	(1,493)	154	(4,916)	2,607	(5,488)	(22,232)	1,844	(25,876)
Operating income (loss)	—	1,840	1,493	(154)	62	1,224	4,465	1,115	(1,844)	3,736
Other income (expense):
Interest expense	—	—	(1,151)	—	(62)	—	(1,213)	1,005	1,844	1,636
Interest income	—	—	—	—	—	(1,653)	(1,653)	(288)	—	(1,941)
Other income	18,790	—	—	—	—	—	18,790	—	—	18,790
	18,790	—	(1,151)	—	(62)	(1,653)	15,924	717	1,844	18,485
Income (loss) before income taxes	18,790	1,840	342	(154)	—	(429)	20,389	1,832	—	22,221
Income tax expense (benefit)	2,434	479	89	(100)	—	—	2,902	118	—	3,020
Net income (loss)	$16,356	$1,361	$253	$(54)	$—	$(429)	$17,487	$1,714	$—	$19,201
_____________________

(1)	Under IFRS, pushdown accounting was not permitted for standalone financial statements, while under US GAAP, pushdown accounting is required when the subsidiary is 100% owned by the parent.

(2)	Adjustments to cost of sales under IFRS for the exclusion of stripping costs from pit inventories under US GAAP.

(3)
Under IFRS, the determination of the present value of the asset retirement obligation (ARO) is adjusted each reporting period to current discount rates, while under US GAAP, changes in discount rates are only applied to changes in estimates.

(4)	Under US GAAP, pension benefits expense includes the amortization of actuarial losses and transition obligations resulting in a $0.2 million increase in selling and administrative expense.

(5)	Under IFRS, the operations of the Bienfait joint venture are accounted for using proportional consolidation, while under US GAAP, it is accounted for using equity method accounting.

(6)
Under IFRS, certain arrangements with customers treat activities as leasing activities, while under US GAAP, these activities are treated as normal operating activities and the related assets are treated as property of the Company.

(7)	Currency adjustments: The statement of operations was translated at the historical average rate of 1.1024 of CAD/USD.

(8)
This column includes reclassifications to conform to the Company's presentation as follows: (1) accretion expense of $1.9 million included in interest expense was reclassified to cost of sales, (2) gain on sale of assets of $0.1 million included in interest expense was reclassified to gain on sale of assets and (3) $0.2 million of depreciation expense recorded in selling and administrative were reclassified to depreciation, depletion and amortization.